UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

REVIV3 PROCARE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-56351	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 638-8883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2024,  Reviv3 Procare Company (the “Company”) filed a Certificate of Amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which will become effective at 12:01 a.m. Eastern Time on February 14, 2024, the date of the Company’s expected listing on the NYSE American Stock Exchange (the “NYSE American”) (the “Effective Date”). The Charter Amendment is being filed pursuant to prior authorization of the Company’s Board of Directors and the requisite shareholders of the Company as more fully described in the Company’s Schedule 14C filed with the Securities and Exchange Commission on December 4, 2023 to effect the changes described below.

Name Change Amendment

The Charter Amendment will change the Company’s name from “Reviv3 Procare Company” to “AXIL Brands, Inc.” (the “Name Change Amendment”). The Name Change Amendment does not affect the rights of the Company’s stockholders. Following the Name Change Amendment, existing stock certificates, which reflect the Company’s prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Classified Board Amendment, Charter Bylaws Amendment, and Bylaws Amendment

The Charter Amendment will also increase the size of the Board of Directors (the “Board”) of the Company and to create three (3) classes of directorships to the Board (the “Classified Board Amendment”), as well as vest with the Board the authority to make, repeal, alter, amend or rescind any or all of the Company’s Bylaws (the “Charter Bylaws Amendment”).

The Classified Board Amendment will divide the Board into three classes: Class I, Class II and Class III. Each director will serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. As of the Effective Date, the three classes of the Board will be comprised as follows:

•	Nancy Hundt shall serve in Class I of the Board for a term expiring at the company’s 2026 annual meeting of stockholders or until her successor is duly elected and qualified, or until the earlier of her death, resignation or removal;
•	Peter Dunne and Manu Ohri shall serve in Class II of the Board for a term expiring at the company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal; and
•	Jeff Toghraie and Jeff Brown shall serve in Class III of the Board for a term expiring at the company’s 2024 annual meeting of stockholders or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal.

The Charter Bylaws Amendment will clarify and confirm the Board’s authority to make, alter, or repel the Company’s Bylaws, in whole or in part. A corresponding amendment will be made to the Company’s Bylaws (the “Bylaws Amendment”) that will also establish procedures for stockholders to provide the Company with advance notice nominations of directors and proposals for matters they intend to bring up at a stockholder meeting.

The foregoing summary of the Charter Amendment and the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment and the Bylaws Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 8.01	Other Events.

On February 9, 2024, the Company issued a press release announcing the Company’s expected listing on NYSE American on the Effective Date. A copy of the press release is attached as Exhibit 99.1 to this report.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding the NYSE American Listing, which are subject to various risks and uncertainties. When used in this Current Report and Form 8-K, the words or phrases “will,” “expected,” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Current Report and Form 8-K. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. We do not assume the obligation to update any forward-looking statement, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Reviv3 Procare Company, effective as of February 14, 2024
3.2	Amendment to the Bylaws of Reviv3 Procare Company, effective as of February 14, 2024
99.1	Press Release of Reviv3 Procare Company, dated February 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIV3 PROCARE COMPANY

Date: February 12, 2024	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer